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ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
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ELEMENTS Linked to the Morningstar Wide Moat Focus Total Return Index
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ELEMENTS Linked to the Rogers International Commodity Index — Total Return
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ELEMENTS Linked to the Rogers International Commodity Index — Agriculture Total Return
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ELEMENTS Linked to the Rogers International Commodity Index — Energy Total Return
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ELEMENTS Linked to the Rogers International Commodity
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About ELEMENTS
ELEMENTS are...
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Learn More
Benefits & Risks of ELEMENTS
ELEMENTS vs. Comparable Products
ELEMENTS Tax Efficiency
How to Trade ELEMENTS
Press Releases
Webcasts and Webinars
Prospectuses
Featured ELEMENTS Products
ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index
Learn More
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Total Return℠
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ELEMENTS℠ Linked to the Rogers International Commodity Index® — Agriculture Total Return℠
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ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
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ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
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ELEMENTS℠ Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
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© 2007 MLPF&S Inc. All Rights Reserved.
Prospectuses | Legal Information | Privacy Statement
In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.
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ELEMENTS℠ Morningstar® Wide Moat Focus℠ Total Return Index
ELEMENTS℠ Linked to the Rogers International Commodity Index® - Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® - Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS Products - Current Offerings
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Printable Format
ELEMENTS Linked to the Morningstar Wide Moat Focus Total Return Index℠ (WMW)
This offering is designed to track the performance of the Morningstar Wide Moat Focus Total Return Index. The Index is comprised of the common stocks of the twenty companies within the Morningstar Wide Moat universe that have the highest ratio of fair value to stock price
Closing Price:
Change:
52-week High/Low:
Volume:
Yearly Fee: 0.75%
Maturity Date:
Issuer: Deutsche Bank , AG (AA/Aa1)
As of market close N.A.
No data available at this time
Product Brochure
Prospectus
ELEMENTS Linked to the Rogers International Commodity Index℠ - Total Return℠ (RJI)
This offering is designed to track the performance of the Rogers International Commodity Index - Total Return, an index designed to provide investors with exposure to commodities consumed in the global economy.
Closing Price:
Change:
52-week High/Low:
Volume:
Yearly Fee: 0.75%
Maturity Date:
Issuer: SEK (Aa1/AA+)
No data available at this time
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Prospectus
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ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS Products - Current Offerings
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Printable Format
As of market close N.A.
ELEMENTS Linked to the Rogers International Commodity Index® – Agriculture Total Return℠ (RJA)
This offering is designed to track the performance of the Rogers International Commodity Index – Agriculture Total Return, an index designed to provide investors with exposure to commodities in the agriculture sub-sector.
Closing Price:
Change:
52-week High/Low:
Volume:
Yearly Fee: 0.75%
Maturity Date:
Issuer: SEK (Aa1/AA+)
No data available at this time
Product Brochure
Prospectus
As of market close N.A.
ELEMENTS Linked to the Rogers International Commodity Index® – Energy Total Return℠ (RJN)
This offering is designed to track the performance of the Rogers International Commodity Index – Energy Total Return, an index designed to provide investors with exposure to commodities in the energy sub-sector.
Closing Price:
Change:
52-week High/Low:
Volume:
Yearly Fee: 0.75%
Maturity Date:
No data available at this time
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ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS Products - Current Offerings
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Printable Format
commodities in the energy sub-sector.
Yearly Fee: 0.75%
Maturity Date:
Issuer: SEK (Aa1/AA+)
As of market close N.A.
Product Brochure
Prospectus
ELEMENTS Linked to the Rogers International Commodity Index® – Metals Total Return℠ (RJZ)
This offering is designed to track the performance of the Rogers International Commodity Index – Metals Total Return, an index designed to provide investors with exposure to commodities in the metals sub-sector
Closing Price:
Change:
52-week High/Low:
Volume:
Yearly Fee: 0.75%
Maturity Date:
Issuer: SEK (Aa1/AA+)
As of market close N.A.
No data available at this time
Product Brochure
Prospectus
ELEMENTS Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index (EEH)
This offering is designed to track the performance of the SPECTRUM US Sector
Closing Price: $10.58
Change: $0.00
52-week High/Low: $10.72/$8.74
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Current Offerings

ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index

ELEMENTS℠ Linked to the Rogers International Commodity Index® - Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® - Agriculture Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠

ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas

Prospectuses

ELEMENTS Products - Current Offerings

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Printable Format

ELEMENTS Linked to the Rogers International Commodity Index® – Metals Total Return℠ (RJZ)

This offering is designed to track the performance of the Rogers International Commodity Index – Metals Total Return, an index designed to provide investors with exposure to commodities in the metals sub-sector

Closing Price:
Change:
52-week High/Low:
Volume:
Yearly Fee: 0.75%
Maturity Date:
Issuer: SEK (Aa1/AA+)

As of market close N.A.

No data available
at this time

Product Brochure Prospectus

ELEMENTS Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index (EEH)

This offering is designed to track the performance of the SPECTRUM US Sector Momentum Index, an index that applies a "momentum investing" strategy to the ten sectors of the S&P 500® Index.

Closing Price: $10.58
Change: $0.00
52-week High/Low: $10.72/$8.74
Volume: 12,600
Yearly Fee: 0.75%
Maturity Date: 08/08/2022
Issuer: SEK (Aa1/AA+)

As of market close 10/08/2007

Product Brochure Prospectus

Prospectuses | Legal Information | Privacy Statement

In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.

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ELEMENTS

- Current Offerings
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
- ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
- Prospectuses

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile | Components

Market Data As of market close N.A.

Closing Price:
Net Change:
% Change:
52-week High/Low:
Volume: 0
20 Day Volume Average:
Units Outstanding:
Market Capitalization*:

*Market Capitalization = Closing Price x Units Outstanding

No data available at this time

5 Day | 1 Month | 3 Month | 1 Year | 5 Year

Indicative Values

Closing Indicative Value*:		$0.00
Weekly Repurchase Value*:		

*Source: Bloomberg. The "weekly repurchase value" and "closing indicative value" are historical, do not guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

Returns As of market close N.A.

Timeframe	1 mo	3 mo	6 mo	YTD	1 yr	3 yr	5 yr	Since Note Inception

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Current Offerings
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advizor on a U.S. securities exchange.
Product Brochure
Prospectus
Printable Format
Market Data
Returns
Profile
Components
3yr and 5yr represent annualized returns. The performance quoted represents historical performance and is not an indication that the return on the ELEMENTS or the underlying index is more or less likely to increase or decrease at any time during the term of the ELEMENTS. There can be no assurance that the future performance of the ELEMENTS or the index will result in holders of the ELEMENTS receiving a positive return on their investment.
Profile
Issuer: SEK (Aa1/AA+)
Primary Exchange: AMEX
Ticker: RJI
Intraday Indicative Value Ticker: RJIIV
Bloomberg Index Ticker: ROGRTR
CUSIP: 870297801
Inception Date:
Maturity Date:
Initial Index Level:
Denomination: $10.00
Short Sales* : Yes on an up or down tick
Yearly Fee* : 0.75%
With short sales, an investor risks paying more for a security than the amount one received from its sale.
Components
As of 04/05/2007
© 2007 MLPF&S Inc. All Rights Reserved.
Prospectuses | Legal Information | Privacy Statement
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Current Offerings

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠

ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas

Prospectuses

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile | Components

Components As of 04/05/2007


Rogers International Commodity Index® - Total Return℠
Wheat 20.06%
Corn 13.61%
Cotton 11.60%
Soybeans 8.60%
Sugar 5.73%
Soybean Oil 5.73%
Live Cattle 5.73%
Coffee 5.73%
Rubber 2.87%
Lumber 2.87%
Lean Hogs 2.87%
Cocoa 2.87%
Soybean Meal 2.15%
Canola 1.92%
Orange Juice 1.89%
Azuki Beans 1.43%
Rice 1.43%
Oats 1.43%
Barley 0.77%
Greasy Wool 0.72%
Metals 21.10%
Energy 44%
Aluminum 18.96%
Copper 18.96%
Gold 14.22%
Zinc 9.48%
Silver 9.48%
Lead 9.48%
Platinum 8.53%
Tin 4.74%
Nickel 4.74%
Palladium 1.42%
Crude Oil 47.73%
ICE Brent Oil 31.82%
RBOB Gasoline 6.82%
Natural Gas 6.82%
Heating Oil 4.09%
ICE Gas Oil 2.73%

Product	Code	Exchange	Currency	Weight
Crude Oil	CL	NYMEX	USD	21.00%

Prospectuses | Legal Information | Privacy Statement

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ELEMENTS™

- Current Offerings
- ELEMENTS℠ Linked to the Rogers International Commodity Index® - Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® - Agriculture Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
- ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
- Prospectuses

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile | Components

Product	Code	Exchange	Currency	Weight
Crude Oil	CL	NYMEX	USD	21.00%
ICE Brent Oil	CO	ICE	USD	14.00%
Wheat	W	CBOT	USD	7.00%
Corn	C	CBOT	USD	4.75%
Cotton	CT	NYCE	USD	4.05%
Aluminum	LMAH	LME	USD	4.00%
Copper	LMCA	LME	USD	4.00%
Gold	GC	COMEX	USD	3.00%
Natural Gas	NG	NYMEX	USD	3.00%
RBOB Gasoline	XB	NYMEX	USD	3.00%
Soybeans	S	CBOT	USD	3.00%
Coffee	KC	CSCE	USD	2.00%
Lead	LMPB	LME	USD	2.00%
Live Cattle	LC	CME	USD	2.00%
Silver	SI	COMEX	USD	2.00%
Soybean Oil	BO	CBOT	USD	2.00%
Sugar	SB	CSCE	USD	2.00%
Zinc	LMZS	LME	USD	2.00%
Heating Oil	HO	NYMEX	USD	1.80%

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ELEMENTS

Current Offerings

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠

ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas

Prospectuses

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile | Components

Platinum	PL	NYMEX	USD	1.80%
ICE Gas Oil	QS	ICE	USD	1.20%
Cocoa	CC	CSCE	USD	1.00%
Lean Hogs	LH	CME	USD	1.00%
Lumber	LB	CME	USD	1.00%
Nickel	LMNI	LME	USD	1.00%
Rubber	JN	TOCOM	JPY	1.00%
Tin	LMSN	LME	USD	1.00%
Soybean Meal	SM	CBOT	USD	0.75%
Canola	RS	WCE	CAD	0.67%
Orange Juice	JO	NYCE	USD	0.66%
Azuki Beans	JE	TGE	JPY	0.50%
Oats	O	CBOT	USD	0.50%
Rice	RR	CBOT	USD	0.50%
Palladium	PA	NYMEX	USD	0.30%
Barley	WA	WCE	CAD	0.27%
Greasy Wool	OL	SFE	AUS	0.25%

Source: RICI Handbook

Closing Price

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the Rogers International Commodity Index® – Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠

ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas

Prospectuses

ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure Prospectus Printable Format

Market Data | Returns | Profile | Components

Closing Price
*Source: Bloomberg. The "closing price" is the closing market trading price.

Returns
Index Returns indicates percentage change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual ELEMENTS performance. Index Returns do not reflect any fees which would reduce an investor's actual return. Indices are not managed and one cannot invest directly in an index.

ELEMENTS Returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Weekly Repurchase Value
Weekly Repurchase Value will equal the principal amount of ELEMENTS times the Index Factor on the relevant valuation date times the Fee Factor on the relevant valuation date.

Fee Factor
The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

Index Factor
The index factor on any given day, other than the final valuation date, will be equal to the closing value of the index on the day divided by the initial level. The index factor on the final valuation date will equal the average of the closing values of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is the closing value of the Index on the inception date.

Prospectuses | Legal Information | Privacy Statement

In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.

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ELEMENTS
Current Offerings
ELEMENTS℠ Linked to the Rogers International Commodity Index® - Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® - Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Product Brochure
Prospectus
Printable Format
Market Data
Returns
Profile
Components
Market Data As of market close N.A.
Closing Price
Net Change:
% Change:
52-week High/Low:
Volume:
20 Day Volume Average:
Units Outstanding:
Market Capitalization*:
*Market Capitalization = Closing Price x Units Outstanding
No data available at this time
5 Day
1 Month
3 Month
1 Year
5 Year
Indicative Values
Closing Indicative Value*:
Weekly Repurchase Value*:
*Source: Bloomberg. The "weekly repurchase value" and "closing indicative value" are historical, do not guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.
Returns
As of market close 09/26/2007
Timeframe
1 mo
3 mo
6 mo
YTD
1 yr
3 yr
5 yr
Since Note Inception
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ELEMENTS

Current Offerings

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠

ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas

Prospectuses

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile | Components

Closing Indicative Value*:		
Weekly Repurchase Value*:		

*Source: Bloomberg. The "weekly repurchase value" and "closing indicative value" are historical, do not guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

Returns As of market close 09/26/2007

Timeframe	1 mo	3 mo	6 mo	YTD	1 yr	3 yr	5 yr	Since Note Inception
Rogers International Commodity Index – Total Return								
Rogers International Commodity Index – Agriculture Total Return								
RICI-Agriculture ELEMENTS								

3yr and 5yr represent annualized returns. The performance quoted represents historical performance and is not an indication that the return on the ELEMENTS or the underlying index is more or less likely to increase or

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Current Offerings
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Product Brochure
Prospectus
Printable Format
Market Data
Returns
Profile
Components
on their investment.
Profile
Issuer: SEK (Aa1/AA+)
Primary Exchange: AMEX
Ticker: RJA
Intraday Indicative Value Ticker: RJAIV
Bloomberg Index Ticker: ROGRAGTR
CUSIP: 870297603
Inception Date:
Maturity Date:
Initial Index Level:
Denomination: $10.00
Short Sales* : Yes on an up or down tick
Yearly Fee* : 0.75%
With short sales, an investor risks paying more for a security than the amount one received from its sale.
Components
As of 04/05/2007
Rogers International Commodity Index® - Total Return℠
Rogers International Commodity Index® - Agriculture Total Return℠
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Current Offerings
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Product Brochure
Prospectus
Printable Format
Market Data
Returns
Profile
Components
With short sales, an investor risks paying more for a security than the amount one received from its sale.
Components
As of 04/05/2007
Energy 44%
Metals 21.10%
Agriculture 34.90%
Soybean Meal 2.15%
Canola 1.92%
Orange Juice 1.89%
Azuki Beans 1.43%
Greasy Wool 0.72%
Rice 1.43%
Barley 0.77%
Oats 1.43%
Wheat 20.06%
Rubber 2.87%
Sugar 5.73%
Corn 13.61%
Soybean Oil 5.73%
Live Cattle 5.73%
Coffee 5.73%
Cotton 11.60%
Soybeans 8.60%
Lumber 2.87%
Lean Hogs 2.87%
Cocoa 2.87%
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ELEMENTS

Current Offerings

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠

ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas

Prospectuses

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile | Components

Product	Code	Exchange	Currency	Weight
Wheat	W	CBOT	USD	20.06%
Corn	C	CBOT	USD	13.51%
Cotton	CT	NYCE	USD	11.60%
Soybeans	S	CBOT	USD	8.60%
Coffee	KC	CSCE	USD	5.73%
Live Cattle	LC	CME	USD	5.73%
Soybean Oil	BO	CBOT	USD	5.73%
Sugar	SB	CSCE	USD	5.73%
Cocoa	CC	CSCE	USD	2.87%
Lean Hogs	LH	CME	USD	2.87%
Lumber	LB	CME	USD	2.87%
Rubber	JN	TOCOM	JPY	2.87%
Soybean Meal	SM	CBOT	USD	2.15%
Canola	RS	WCE	CAD	1.92%
Orange Juice	JO	NYCE	USD	1.89%
Azuki Beans	JE	TGE	JPY	1.43%
Oats	O	CBOT	USD	1.43%

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ELEMENTS

Current Offerings

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠

ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas

Prospectuses

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile | Components

Coffee	KC	CSCE	USD	5.73%
Live Cattle	LC	CME	USD	5.73%
Soybean Oil	BO	CBOT	USD	5.73%
Sugar	SB	CSCE	USD	5.73%
Cocoa	CC	CSCE	USD	2.87%
Lean Hogs	LH	CME	USD	2.87%
Lumber	LB	CME	USD	2.87%
Rubber	JN	TOCOM	JPY	2.87%
Soybean Meal	SM	CBOT	USD	2.15%
Canola	RS	WCE	CAD	1.92%
Orange Juice	JO	NYCE	USD	1.89%
Azuki Beans	JE	TGE	JPY	1.43%
Oats	O	CBOT	USD	1.43%
Rice	RR	CBOT	USD	1.43%
Barley	WA	WCE	CAD	0.77%
Greasy Wool	OL	SFE	AUS	0.72%

Source: RICI Handbook

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- the Rogers International Commodity Index® – Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
- ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
- Prospectuses

ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile | Components

Closing Price
*Source: Bloomberg. The "closing price" is the closing market trading price.

Returns
Index Returns indicates percentage change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual ELEMENTS performance. Index Returns do not reflect any fees which would reduce an investor's actual return. Indices are not managed and one cannot invest directly in an index.

ELEMENTS Returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Weekly Repurchase Value
Weekly Repurchase Value will equal the principal amount of ELEMENTS times the Index Factor on the relevant valuation date times the Fee Factor on the relevant valuation date.

Fee Factor
The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

Index Factor
The index factor on any given day, other than the final valuation date, will be equal to the closing value of the index on the day divided by the initial level. The index factor on the final valuation date will equal the average of the closing values of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is the closing value of the Index on the inception date.

Prospectuses | Legal Information | Privacy Statement

In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisers before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.

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ELEMENTS™

- Current Offerings
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
- ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
- Prospectuses

ELEMENTS℠ Linked to the Rogers International Commodity Index® Energy Total Return℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile | Components

Market Data As of market close N.A.

Closing Price:	
Net Change:	
% Change:	
52-week High/Low:	
Volume:	
20 Day Volume Average:	
Units Outstanding:	
Market Capitalization*:	

*Market Capitalization = Closing Price x Units Outstanding

No data available at this time

5 Day | 1 Month | 3 Month | 1 Year | 5 Year

Indicative Values

Closing Indicative Value*:		
Weekly Repurchase Value*:		

*Source: Bloomberg. The "weekly repurchase value" and "closing indicative value" are historical, do not guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

Returns

As of market close N.A.

Timeframe	1 mo	3 mo	6 mo	YTD	1 yr	3 yr	5 yr	Since Note Inception

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Current Offerings

ELEMENTS℠ Linked to the Rogers International Commodity Index® - Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® - Agriculture Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠

ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas

Prospectuses

ELEMENTS℠ Linked to the Rogers International Commodity Index® Energy Total Return℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile | Components

Closing Indicative Value*:		
Weekly Repurchase Value*:		

*Source: Bloomberg. The "weekly repurchase value" and "closing indicative value" are historical, do not guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

Returns As of market close N.A.

Timeframe	1 mo	3 mo	6 mo	YTD	1 yr	3 yr	5 yr	Since Note Inception
Rogers International Commodity Index - Total Return								
Rogers International Commodity - Energy Total Return								
RICI-Energy ELEMENTS								

3yr and 5yr represent annualized returns. The performance quoted represents historical performance and is not an indication that the return on the ELEMENTS or the underlying index is more or less likely to increase or decrease at any time during the term of the ELEMENTS. There can be no assurance that the future

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Current Offerings
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS℠ Linked to the Rogers International Commodity Index® Energy Total Return℠
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Product Brochure
Prospectus
Printable Format
Market Data
Returns
Profile
Components
not an indication that the return on the ELEMENTS or the underlying index is more or less likely to increase or decrease at any time during the term of the ELEMENTS. There can be no assurance that the future performance of the ELEMENTS or the index will result in holders of the ELEMENTS receiving a positive return on their investment.
Profile
Issuer: SEK (Aa1/AA+)
Primary Exchange: AMEX
Ticker: RJN
Intraday Indicative Value Ticker: RJNIV
Bloomberg Index Ticker: ROGRENTR
CUSIP: 870297306
Inception Date:
Maturity Date:
Initial Index Level:
Denomination: $10.00
Short Sales* : Yes, on an up – or down tick
Yearly Fee* : 0.75%
With short sales, an investor risks paying more for a security than the amount one received from its sale.
Components
As of 04/05/2007
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Current Offerings
ELEMENTS℠ Linked to the Rogers International Commodity Index® - Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® - Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS℠ Linked to the Rogers International Commodity Index® Energy Total Return℠
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Product Brochure
Prospectus
Printable Format
Market Data
Returns
Profile
Components
Yearly Fee* : 0.75%
With short sales, an investor risks paying more for a security than the amount one received from its sale.
Components
As of 04/05/2007
Rogers International Commodity Index® - Total Return℠
Rogers International Commodity Index® - Energy Total Return℠
Metals 21.10%
Energy 44%
Agriculture 34.90%
Crude Oil 47.73%
RBOB Gasoline 6.82%
Natural Gas 6.82%
ICE Gas Oil 2.73%
Heating Oil 4.09%
ICE Brent Oil 31.82%
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Product	Code	Exchange	Currency	Weight
Crude Oil	CL	NYMEX	USD	47.73%
ICE Brent Oil	CO	ICE	USD	31.82%



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Current Offerings
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS℠ Linked to the Rogers International Commodity Index® Energy Total Return℠
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Product Brochure
Prospectus
Printable Format
Market Data
Returns
Profile
Components
Energy 44%
Agriculture 34.90%
Natural Gas 6.82%
ICE Gas Oil 2.73%
Heating Oil 4.09%
ICE Brent Oil 31.82%
Source: RICI Handbook
Closing Price
*Source: Bloomberg. The "closing price" is the closing market trading price.
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Product	Code	Exchange	Currency	Weight
Crude Oil	CL	NYMEX	USD	47.73%
ICE Brent Oil	CO	ICE	USD	31.82%
Natural Gas	NG	NYMEX	USD	6.82%
RBOB Gasoline	XB	NYMEX	USD	6.82%
Heating Oil	HO	NYMEX	USD	4.09%
ICE Gas Oil	QS	ICE	USD	2.73%



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Current Offerings

ELEMENTS℠ Linked to the Rogers International Commodity Index® - Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® - Agriculture Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠

ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas

Prospectuses

ELEMENTS℠ Linked to the Rogers International Commodity Index® Energy Total Return℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile | Components

Closing Price
*Source: Bloomberg. The "closing price" is the closing market trading price.

Returns
Index Returns indicates percentage change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual ELEMENTS performance. Index Returns do not reflect any fees which would reduce an investor's actual return. Indices are not managed and one cannot invest directly in an index.

ELEMENTS Returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Weekly Repurchase Value
Weekly Repurchase Value will equal the principal amount of ELEMENTS times the Index Factor on the relevant valuation data times the Fee Factor on the relevant valuation data.

Fee Factor
The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

Index Factor
The index factor on any given day, other then the final valuation date, will be equal to the closing value of the index on the day divided by the initial level. The index factor on the final valuation date will equal the average of the closing values of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is the closing value of the Index on the inception date.

Prospectuses | Legal Information | Privacy Statement

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ELEMENTS
Current Offerings
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS℠ Linked to the Rogers International Commodity Index® Metals Total Return℠
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Product Brochure
Prospectus
Printable Format
Market Data
Returns
Profile
Components
Market Data As of market close N.A.
Closing Price:
Net Change:
% Change:
52-week High/Low:
Volume:
20 Day Volume Average:
Units Outstanding:
Market Capitalization*:
*Market Capitalization = Closing Price x Units Outstanding
No data available at this time
5 Day
1 Month
3 Month
1 Year
5 Year
Indicative Values
Closing Indicative Value*:
Weekly Repurchase Value*:
*Source: Bloomberg. The "weekly repurchase value" and "closing indicative value" are historical, do not guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.
Returns
As of market close N.A.
Timeframe
1 mo
3 mo
6 mo
YTD
1 yr
3 yr
5 yr
Since Note Inception
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Current Offerings
ELEMENTS℠ Linked to the Rogers International Commodity Index® - Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® - Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
Trusted sites

ELEMENTS℠ Linked to the Rogers International Commodity Index® Metals Total Return℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure Prospectus Printable Format

Market Data | Returns | Profile | Components

Closing Indicative Value*:		
Weekly Repurchase Value*:		

*Source: Bloomberg. The "weekly repurchase value" and "closing indicative value" are historical, do not guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

Returns As of market close N.A.

Timeframe	1 mo	3 mo	6 mo	YTD	1 yr	3 yr	5 yr	Since Note Inception
Rogers International Commodity Index - Total Return								
Rogers International Commodity Index - Metals Total Return								
RICI- Metals ELEMENTS								

3yr and 5yr represent annualized returns. The performance quoted represents historical performance and is not an indication that the return on the ELEMENTS or the underlying index is more or less likely to increase or decrease at any time during the term of the ELEMENTS. There can be no assurance that the future


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Current Offerings
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS℠ Linked to the Rogers International Commodity Index® Metals Total Return℠
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Product Brochure
Prospectus
Printable Format
Market Data
Returns
Profile
Components
not an indication that the return on the ELEMENTS or the underlying index is more or less likely to increase or decrease at any time during the term of the ELEMENTS. There can be no assurance that the future performance of the ELEMENTS or the index will result in holders of the ELEMENTS receiving a positive return on their investment.
Profile
Issuer: SEK (Aa1/AA+)
Primary Exchange: AMEX
Ticker: RJZ
Intraday Indicative Value Ticker: RJZIV
Bloomberg Index Ticker:
CUSIP: 870297405
Inception Date:
Maturity Date:
Initial Index Level:
Denomination: $10.00
Short Sales* : Yes, on an up – or down tick
Yearly Fee* : 0.75%
With short sales, an investor risks paying more for a security than the amount one received from its sale.
Components
As of 04/05/2007
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Current Offerings
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS℠ Linked to the Rogers International Commodity Index® Metals Total Return℠
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Product Brochure
Prospectus
Printable Format
Market Data
Returns
Profile
Components
Yearly Fee* : 0.75%
With short sales, an investor risks paying more for a security than the amount one received from its sale.
Components
As of 04/05/2007
Rogers International Commodity Index® - Total Return℠
Rogers International Commodity Index® - Metals Total Return℠
Agriculture 34.90%
Metals 21.10%
Energy 44%
Aluminum 18.96%
Palladium 1.42%
Tin 4.74%
Nickel 4.74%
Platinum 8.53%
Copper 18.96%
Gold 14.22%
Zinc 9.48%
Silver 9.48%
Lead 9.48%
Product | Code | Exchange | Currency | Weight
Aluminum | LMAH | LME | USD | 18.96%
Copper | LMCA | LME | USD | 18.96%
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ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS℠ Linked to the Rogers International Commodity Index® Metals Total Return℠
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Product Brochure
Prospectus
Printable Format
Market Data
Returns
Profile
Components
Metals 21.10%
Energy 44%
Nickel 4.74%
Platinum 8.53%
Copper 18.96%
Gold 14.22%
Zinc 9.48%
Silver 9.48%
Lead 9.48%
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Product	Code	Exchange	Currency	Weight
Aluminum	LMAH	LME	USD	18.96%
Copper	LMCA	LME	USD	18.96%
Gold	GC	COMEX	USD	14.22%
Lead	LMPB	LME	USD	9.48%
Silver	SI	COMEX	USD	9.48%
Zinc	LMZS	LME	USD	9.48%
Platinum	PL	NYMEX	USD	8.53%
Nickel	LMNI	LME	USD	4.74%
Tin	LMSN	LME	USD	4.74%
Palladium	PA	NYMEX	USD	1.42%

Source: RICI Handbook

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ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠

ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas

Prospectuses

ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile | Components

Closing Price
*Source: Bloomberg. The "closing price" is the closing market trading price.

Returns
Index Returns indicates percentage change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual ELEMENTS performance. Index Returns do not reflect any fees which would reduce an investor's actual return. Indices are not managed and one cannot invest directly in an index.

ELEMENTS Returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Weekly Repurchase Value
Weekly Repurchase Value will equal the principal amount of ELEMENTS times the Index Factor on the relevant valuation date times the Fee Factor on the relevant valuation date.

Fee Factor
The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

Index Factor
The index factor on any given day, other then the final valuation date, will be equal to the closing value of the index on the day divided by the initial level. The index factor on the final valuation date will equal the average of the closing values of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is the closing value of the Index on the inception date.

Prospectuses | Legal Information | Privacy Statement

In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.

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ELEMENTS℠ Linked to the Rogers International Commodity Index® - Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® - Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Product Brochure
Prospectus
Printable Format
Market Data
Returns
Profile
Market Data As of market close 10/16/2007
Closing Price: $10.59
Net Change: -$0.09
% Change: -0.84%
52-week High/Low: $10.80/$8.74
Volume: 800
20 Day Volume Average: 4,760
Units Outstanding: 1,016,200
Market Capitalization*: $10,761,558
*Market Capitalization = Closing Price x Units Outstanding
$11
$10.33
$9.67
$9
Sept 21 Sept 26 Oct 2 Oct 5 Oct 4 Oct 11 Oct 16
5 Day
1 Month
3 Month
1 Year
5 Year
Indicative Values
Closing Indicative Value*: 10/16/2007 $10.63
Weekly Repurchase Value*: N.A.
*Source: Bloomberg. The "weekly repurchase value" and "closing indicative value" are historical, do not guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.
Returns
As of market close 10/16/2007
Timeframe
1 mo
3 mo
6 mo
YTD
1 yr
3 yr
5 yr
Since Note Inception
S&P 500
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ELEMENTS℠ Linked to the Rogers International Commodity Index® - Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® - Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Product Brochure
Prospectus
Printable Format
Market Data
Returns
Profile
to any repurchase by the issuer.

Returns

As of market close 10/16/2007

Timeframe	1 mo	3 mo	6 mo	YTD	1 yr	3 yr	5 yr	Since Note Inception
S&P 500 Total Return Index	3.78%	-0.24%	5.73%	10.05%	14.49%	13.63%	14.39%	5.42%
SPECTRUM Large Cap US Sector Momentum Index	5.30%	1.28%	7.49%	13.38%	19.02%	15.92%	16.91%	6.45%
SPECTRUM ELEMENTS	6.01%	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	5.90%

3yr and 5yr represent annualized returns. The performance quoted represents historical performance and is not an indication that the return on the ELEMENTS or the underlying index is more or less likely to increase or decrease at any time during the term of the ELEMENTS. There can be no assurance that the future performance of the ELEMENTS or the index will result in holders of the ELEMENTS receiving a positive return on their investment.

Profile

Issuer: SEK (Aa1/AA+)
Primary Exchange: NYSE
Ticker: EEH

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Current Offerings
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas
Prospectuses
ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
Product Brochure
Prospectus
Printable Format
Market Data
Returns
Profile
on their investment.
Profile
Issuer: SEK (Aa1/AA+)
Primary Exchange: NYSE
Ticker: EEH
Intraday Indicative Value Ticker: EEHIV
Bloomberg Index Ticker: SPBNPSP
CUSIP: 870297504
Inception Date: August 01, 2007
Maturity Date: August 08, 2022
Initial Index Level: 1063.97
Denomination: $10.00
Short Sales* : Yes, on an up – or down tick
Yearly Fee* : 0.75%
With short sales, an investor risks paying more for a security than the amount one received from its sale.
Closing Price
*Source: Bloomberg. The "closing price" is the closing market trading price.
Returns
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ELEMENTS[SM] Linked to the Rogers International Commodity Index® – Total Return[SM]

ELEMENTS[SM] Linked to the Rogers International Commodity Index® – Agriculture Total Return[SM]

ELEMENTS[SM] Linked to the Rogers International Commodity Index® — Energy Total Return[SM]

ELEMENTS[SM] Linked to the Rogers International Commodity Index® — Metals Total Return[SM]

ELEMENTS[SM] Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas

Prospectuses

ELEMENTS Linked to SPECTRUM Large Cap U.S. Sector Momentum Index

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure Prospectus Printable Format

Market Data | Returns | Profile

Closing Price
*Source: Bloomberg. The "closing price" is the closing market trading price.

Returns
Index Returns indicates percentage change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual ELEMENTS performance. Index Returns do not reflect any fees which would reduce an investor's actual return. Indices are not managed and one cannot invest directly in an index.

ELEMENTS Returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Weekly Repurchase Value
Weekly Repurchase Value will equal the principal amount of ELEMENTS times the Index Factor on the relevant valuation date times the Fee Factor on the relevant valuation date.

Fee Factor
The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

Index Factor
The index factor on any given day, other than the final valuation date, will be equal to the closing value of the index on the day divided by the initial level. The index factor on the final valuation date will equal the average of the closing values of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is the closing value of the Index on the inception date.

Prospectuses | Legal Information | Privacy Statement

In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.

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ELEMENTS

Current Offerings

ELEMENTS℠ Morningstar® Wide Moat Focus℠ Total Return Index

ELEMENTS℠ Linked to the Rogers International Commodity Index® - Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® - Agriculture Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠

ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas

Prospectuses

ELEMENTS Products - Prospectuses

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Printable Format

Issuer	ELEMENTS	Inception Date	Maturity	Type	Format
Deutsche Bank AG	ELEMENTS Linked to the Morningstar Wide Moat Focus Total Return Index® (WMW)			Prospectus	
Swedish Export Credit Corporation	ELEMENTS Linked to the Rogers International Commodity Index® - Total Return℠ (RJI)			Prospectus	
Swedish Export Credit Corporation	ELEMENTS Linked to the Rogers International Commodity Index® - Agriculture Total Return℠ (RJA)			Prospectus	
Swedish Export Credit Corporation	ELEMENTS Linked to the Rogers International Commodity Index® - Energy Total Return℠ (RJN)			Prospectus	
Swedish Export Credit Corporation	ELEMENTS Linked to the Rogers International Commodity Index® - Metals Total Return℠ (RJZ)			Prospectus	
Swedish Export Credit Corporation	ELEMENTS Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index (EEH)	08/01/2007	08/08/2022	Prospectus	

Prospectuses | Legal Information | Privacy Statement

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ELEMENTS™

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- Benefits & Risks
- Tax Information
- How to Trade
- FAQs
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About ELEMENTS – Highlights

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure | PDF Version | Printable Format

ELEMENTS Details

Investment Vehicle
ELEMENTS are senior, unsecured debt obligations of an investment grade issuer, and are designed to provide investors with exposure to the total returns of various market indices, including stocks, bonds, commodities, currencies or some combination thereof.

Investor Fee
The amount investors receive on the maturity date or upon early repurchase by the issuer will be based on the direction of and percentage change in the level of the underlying index, which is reduced by a per annum investor fee. Secondary market prices will also reflect the investment fee. The investor fee will depend on the nature of the underlying index and/or strategy. For more information, please refer to the prospectus for a particular ELEMENTS.

Payment at Maturity
If investors hold ELEMENTS to maturity, they will receive a cash payment at maturity that is linked to the performance of the underlying index less the investor fee.

No Principal Protection
ELEMENTS are not principal protected. Investors will receive a cash payment linked to the performance of the underlying index less the investor fee. The index may go up or down. Because the investor fee reduces the amount of return at maturity or upon repurchase, the underlying index must increase in order to receive at least the principal amount invested at maturity or upon repurchase by the issuer.

No Interest or Dividend Distribution
Interest will not be paid during the term of ELEMENTS. In addition, ELEMENTS will not make dividend distributions

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ELEMENTS™

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About ELEMENTS – Highlights

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure   PDF Version   Printable Format

No Interest or Dividend Distribution
Interest will not be paid during the term of ELEMENTS. In addition, ELEMENTS will not make dividend distributions.

Liquidating Prior to Maturity
Investors can liquidate ELEMENTS prior to maturity in two ways:

- Sell ELEMENTS on the relevant securities exchange through a broker or financial advisor. Sales commissions will apply.
- Offer ELEMENTS for repurchase by the issuer, on a daily or weekly basis (as specified in each ELEMENTS prospectus), during some or all of the term of each series of ELEMENTS, subject to the procedures described in the relevant prospectus. The issuer will require investors to have a minimum number of units for repurchase and a repurchase fee may apply. An investor should consult their broker or financial advisor for more information.

ELEMENTS vs. Comparable Products
ELEMENTS, index mutual funds and exchange-traded funds (ETFs) all provide investors with exposure to the returns of various underlying indices. However, ELEMENTS offer different features that may make them a more attractive investment vehicle to certain investors than index mutual funds and ETFs.

	ELEMENTS	Index Mutual Funds	ETFs
Type of Securities	Debt Securities	Registered Investment Companies	Registered Investment Companies

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About ELEMENTS – Highlights

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure | PDF Version | Printable Format

Securities	Debt Securities	Registered Investment Companies	Registered Investment Companies
Primary Risk	Market and Issuer Risks	Market Risk	Market Risk
Liquidity	Daily (intraday) at market price on exchange	Daily (close of business) at net asset value	Daily (intraday) at market price on exchange
Tax	Tax reporting intended, in year of sale, maturity or repurchase by the issuer	Yearly 1099 tax reporting	Yearly 1099 tax reporting
How to Liquidate an Investment	(1)Via a broker or financial advisor through sale on the exchange or (2)through daily or weekly repurchase by the issuer (as specified in each ELEMENTS prospectus) during some or all of the term of ELEMENTS, subject to minimum size requirements[1]	Redemption via a broker, financial advisor or fund company daily (close of business) at net asset value	(1)Via a broker or financial advisor through sale on the exchange or (2)through daily redemption from the issuer at net asset value, subject to minimum size requirements
Periodic Distributions	None. Any income or dividend distributions are reflected in the index and hence the price of ELEMENTS	Yes	Yes
Short Sales	Available both on an uptick	Not available	Available both on an

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- Press Releases

About ELEMENTS – Highlights

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure | PDF Version | Printable Format

Investment	exchange or (2)through daily or weekly repurchase by the issuer (as specified in each ELEMENTS prospectus) during some or all of the term of ELEMENTS, subject to minimum size requirements[2]	advisor or fund company daily (close of business) at net asset value	sale on the exchange or (2)through daily redemption from the issuer at net asset value, subject to minimum size requirements
Periodic Distributions	None. Any income or dividend distributions are reflected in the index and hence the price of ELEMENTS	Yes	Yes
Short Sales[1]	Available both on an uptick and a downtick	Not available	Available both on an uptick and a downtick
Voting Rights	None except for changes to the terms of ELEMENTS	Yes	Yes

Index mutual funds and ETFs are investment companies registered with the Securities and Exchange Commission under the Investment Company Act of 1940. ELEMENTS are not required to be so registered. The 1940 Act regulates the organization of companies, including mutual funds, that engage primarily in investing, reinvesting, and trading in securities, and whose own securities are offered to the investing public. ELEMENTS, index mutual funds and ETFs are all registered under the Securities Act of 1933.

[1] With short sales, an investor risks paying more for a security than received from its sale.

[2] Upon daily or weekly repurchase (as specified in each ELEMENTS prospectus), the issuer will require investors to have a minimum number of units for repurchase and a repurchase fee may apply. Please consult your broker or financial advisor for more information.

Prospectuses | Legal Information | Privacy Statement

In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.

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Highlights
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About ELEMENTS – Benefits & Risks
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
ELEMENTS Brochure
PDF Version
Printable Format
Benefits
Access to New Markets and Strategies
Certain asset classes and strategies are not easily accessible to individual investors. ELEMENTS provide opportunities to gain exposure to these asset classes and strategies in a cost-efficient way.
Portfolio Diversification
ELEMENTS are designed to provide investors with exposure to the total returns of various market indices, including stocks, bonds, commodities, currencies or some combination thereof. ELEMENTS can help investors utilize core and tactical strategies across asset classes, sectors and investment styles in order to construct a well-rounded portfolio to meet their investment objectives.
Certain asset classes, such as commodities and currencies, tend to have low correlations to traditional investments, such as stocks and bonds. Low correlation means the performance of one asset class has little relation with the performance of the other asset class. Thus, by adding ELEMENTS to a portfolio of stocks and bonds, investors have an opportunity to diversify their portfolio and thereby potentially reduce the risk profile of their portfolio.
Price Transparency
ELEMENTS are designed to provide a return that is linked to the performance of an underlying index less the investor fee.
The daily closing prices, daily closing indicative values and Daily or weekly repurchase values of all ELEMENTS and the daily closing levels of their underlying indices will be available on the product section under ELEMENTS Products, so that investors can easily track the performance of their ELEMENTS.
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About ELEMENTS – Benefits & Risks

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure | PDF Version | Printable Format

An indicative value for a particular ELEMENTS is equal to the repurchase value when ELEMENTS are eligible to be repurchased. The indicative value will be provided for reference purposes only. The official weekly repurchase value will be used for any repurchase by the issuer. For more information, please refer to the particular ELEMENTS prospectus.

Tax Efficiency
ELEMENTS are intended to offer a tax-efficient way to invest. Index mutual funds and exchange-traded funds (ETFs) are often required to make yearly taxable income and capital gains distributions to shareholders. In contrast, the timing of the realization of gains or losses on their ELEMENTS is based on when investors buy and sell their investment.Under the intended treatment, investors will only realize gains or losses upon the sale, maturity or repurchase by the issuer of their ELEMENTS

Prospectuses offering ELEMENTS will include information regarding their expected tax treatment, and an investor should read this for a more complete understanding of the intended tax treatment of particular ELEMENTS and any related tax risks. We do not offer tax or legal advice. An investor should consult with tax and legal advisors before investing.

Flexibility and Liquidity
Like equities, ELEMENTS offer the liquidity provided by exchange listing. ELEMENTS also provide a liquidity-enhancing institutional-size repurchase feature during some or all of their term. Individual investors can choose to sell ELEMENTS in the secondary market at market prices during trading hours or hold ELEMENTS until maturity or repurchase by the issuer. Investors may offer ELEMENTS for repurchase by the issuer on a daily or weekly basis (as specified in each ELEMENTS prospectus). The issuer will require investors to have a minimum number of units for repurchase and a repurchase fee may apply. Please consult a broker or financial advisor for more information. Investors will receive a cash payment based on the performance of the index, less an investor fee, at maturity or earlier repurchase by the issuer.

© 2007 MLPF&S Inc. All Rights Reserved. | Prospectuses | Legal Information | Privacy Statement

ELEMENTS™

About ELEMENTS – Benefits & Risks

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure PDF Version Printable Format

more information. Investors will receive a cash payment based on the performance of the index, less an investor fee, at maturity or earlier repurchase by the issuer.

Risks

Summarized below are potential risks associated with an investment in ELEMENTS. For a more comprehensive list of risk factors, please refer to the prospectus for each series of ELEMENTS.

No Principal Protection
If the value of the underlying index decreases, or does not increase by an amount greater than the aggregate investor fee applicable to ELEMENTS, an investor will receive less than the investors original investment in ELEMENTS upon maturity or repurchase by the issuer.

Underlying Index Risk
The return on each ELEMENTS is linked to the performance of its underlying index, which, in turn, is linked to the prices of the underlying index components. These prices may change unpredictably, affecting the value of the underlying index and, consequently, the value of your ELEMENTS in unforeseeable ways.

Concentrated Investment Risk
The underlying index components of some ELEMENTS may be concentrated in a specific sector. The investment may therefore carry risks similar to a concentrated investment in a limited number of industries or sectors.

No Interest Payments
You will not receive any periodic interest payments on your ELEMENTS.

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ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure | PDF Version | Printable Format

Underlying Index Risk
The return on each ELEMENTS is linked to the performance of its underlying index, which, in turn, is linked to the prices of the underlying index components. These prices may change unpredictably, affecting the value of the underlying index and, consequently, the value of your ELEMENTS in unforeseeable ways.

Concentrated Investment Risk
The underlying index components of some ELEMENTS may be concentrated in a specific sector. The investment may therefore carry risks similar to a concentrated investment in a limited number of industries or sectors.

No Interest Payments
You will not receive any periodic interest payments on your ELEMENTS.

Issuer Risk
ELEMENTS are unsecured debt securities of the issuer. The payment of the amount due on the ELEMENTS upon repurchase by the issuer or at maturity is dependent on the issuer's ability to pay.

A Trading Market for the ELEMENTS May Not Develop
Although ELEMENTS are listed on a U.S. securities exchange, a trading market for ELEMENTS may not develop. Affiliates of certain issuers and the broker-dealers distributing ELEMENTS may engage in limited purchase and resale transactions. However, they are not required to do so and, if they engage in such transactions, they may stop at any time. The issuer is not required to maintain any listing of ELEMENTS on an exchange.

Prospectuses | Legal Information | Privacy Statement

In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.

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About ELEMENTS – Tax Information
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
ELEMENTS Brochure
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ELEMENTS Treatment for U.S. Federal Income Tax Purposes
No administrative or judicial ruling directly discusses the treatment of ELEMENTS. Each issuer of ELEMENTS and each beneficial owner of ELEMENTS agree in the absence of an administrative determination, judicial ruling or other authoritative guidance to the contrary to characterize and treat ELEMENTS for tax purposes as prepaid contracts with respect to the relevant stock or commodities index or other underlying benchmark. If this agreed U.S. tax treatment is respected, ELEMENTS should not be treated as debt for U.S. federal income tax purposes, and investors should not recognize taxable income due to interest inclusions or original issue discount (OID) during their holding period of ELEMENTS. Therefore, under this treatment, investors should only recognize a capital gain or loss upon the sale, maturity or repurchase by the issuer of their ELEMENTS.
Investors should note that the generally intended tax treatment discussed above may not apply to all ELEMENTS, and that the expected tax treatment of particular ELEMENTS will depend on the specific nature and terms of those ELEMENTS. The tax summary provided in the disclosure document for particular ELEMENTS will supersede, and should be read to replace, the above discussion in respect of those ELEMENTS. In evaluating any potential investment in ELEMENTS, investors should refer to, and carefully consider, the tax summary in the relevant disclosure document for particular ELEMENTS, and should consult their own tax advisors regarding the tax consequences to them of an investment in those ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ELEMENTS.
No assurance can be given that future tax legislation or regulations may not change the tax treatment of ELEMENTS. Even if the tax treatment of ELEMENTS is changed for any reason only on a prospective basis, that could affect our ability to issue additional ELEMENTS, which could affect liquidity for ELEMENTS.
© 2007 MLPF&S Inc. All Rights Reserved.
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About ELEMENTS – Tax Information

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure | PDF Version | Printable Format

treat ELEMENTS for tax purposes as prepaid contracts with respect to the relevant stock or commodities index or other underlying benchmark. If this agreed U.S. tax treatment is respected, ELEMENTS should not be treated as debt for U.S. federal income tax purposes, and investors should not recognize taxable income due to interest inclusions or original issue discount (OID) during their holding period of ELEMENTS. Therefore, under this treatment, investors should only recognize a capital gain or loss upon the sale, maturity or repurchase by the issuer of their ELEMENTS.

Investors should note that the generally intended tax treatment discussed above may not apply to all ELEMENTS, and that the expected tax treatment of particular ELEMENTS will depend on the specific nature and terms of those ELEMENTS. The tax summary provided in the disclosure document for particular ELEMENTS will supersede, and should be read to replace, the above discussion in respect of those ELEMENTS. In evaluating any potential investment in ELEMENTS, investors should refer to, and carefully consider, the tax summary in the relevant disclosure document for particular ELEMENTS, and should consult their own tax advisors regarding the tax consequences to them of an investment in those ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ELEMENTS.

No assurance can be given that future tax legislation or regulations may not change the tax treatment of ELEMENTS. Even if the tax treatment of ELEMENTS is changed for any reason only on a prospective basis, that could affect our ability to issue additional ELEMENTS, which could affect liquidity for ELEMENTS.

We do not offer tax or legal advice. An investor should consult with tax and legal advisors before investing.

Prospectuses | Legal Information | Privacy Statement

In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.

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About ELEMENTS - How to Trade

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure PDF Version Printable Format

How to buy and sell ELEMENTS

- **Purchasing ELEMENTS**
  ELEMENTS can be bought through a broker or financial advisor on a U.S. securities exchange during market hours.

- **Selling ELEMENTS**
  ELEMENTS can be sold in the secondary market on a U.S. securities exchange during market hours. ELEMENTS can be offered for repurchase by the issuer during some or all of their term, subject to minimum size and certain other requirements as specified in each ELEMENTS prospectus.

Information on ELEMENTS

- **Market (Trading) Prices:** Information on market (trading) prices will be available through customary news and financial information media sources. Bid and ask prices on ELEMENTS will be available on Bloomberg by typing a designated ELEMENTS ticker symbol which will be specific to each ELEMENTS, then <Equity>, then <Go>.
- **Indicative Value:** An indicative value for each ELEMENTS is a value similar to the net asset value (NAV) of a mutual fund, and will be available on Bloomberg by typing a designed ELEMENTS indicative value ticker symbol which will be specific to each ELEMENTS, then <Index> then <Go>. Moreover, the closing daily indicative value for each outstanding ELEMENTS will be published on the relevant product section under ELEMENTS Products. The value will be provided for reference purposes only. For more information please see the Indicative Value section of each ELEMENTS prospectus.

Prospectuses | Legal Information | Privacy Statement

In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.

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About ELEMENTS – Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure | PDF Version | Printable Format

General

What are ELEMENTS?
ELEMENTS are senior, unsecured debt obligations of a highly rated issuer (S&P credit rating of AA or better), and are designed to provide investors with exposure to the total returns of various market indices across asset classes. ELEMENTS are not equities or index mutual funds, but they do share several characteristics with these investments. For example, like equities, they trade on an exchange and can be shorted. Like an index mutual fund they are linked to the return of an index.

What are the advantages of ELEMENTS?
ELEMENTS provide investors with convenient access to the returns of market indices, less investor fees, with easy transferability and an exchange listing. The ELEMENTS structure allows investors to achieve cost-effective, tax-efficient investment in previously expensive or difficult-to-reach market sectors or strategies.

How are the returns of ELEMENTS calculated?
ELEMENTS are designed to provide investors with a return that is linked to the total return of an underlying index less the investor fee.

Will ELEMENTS have a daily net asset value (NAV)?
ELEMENTS will NOT have a daily NAV because ELEMENTS are debt securities, not mutual funds. However, ELEMENTS will have a daily indicative value which is equal to the repurchase value where the ELEMENTS are eligible to be repurchased. The daily indicative value may be lower or higher than the market (trading) price of a particular ELEMENTS and is provided for information purposes only. Intraday daily indicative value for each ELEMENTS will be available on Bloomberg and the closing daily indicative value for each outstanding ELEMENTS will be published on the

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About ELEMENTS – Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure | PDF Version | Printable Format

where the ELEMENTS are eligible to be repurchased. The daily indicative value may be lower or higher than the market (trading) price of a particular ELEMENTS and is provided for information purposes only. Intraday daily indicative value for each ELEMENTS will be available on Bloomberg and the closing daily indicative value for each outstanding ELEMENTS will be published on the relevant product section under ELEMENTS Products page.

What is the difference between market (trading) price and closing indicative value for ELEMENTS?

The market (trading) price for ELEMENTS is the bid or ask price based on supply and demand of each ELEMENTS on the relevant U.S. securities exchange. On the other hand, the term "indicative value" is used to refer to the value at a given time determined based on the following equation: Closing Indicative Value = $10 X (Closing Index Level / Initial Index Level) X Current Fee Factor where:

> Closing Index Level = The most recent published closing level of the index available;
> Initial Index Level = The closing level of index on the inception date; and
> Current Fee Factor = One minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable date divided by 365.

If an issuer's credit rating is downgraded, what happens to the closing indicative value?

The closing indicative value calculation of the ELEMENTS will not change in response to an issuer's credit rating being downgraded. However, the market (trading) price of the ELEMENTS may be adversely impacted.

Is there a minimum trade size for ELEMENTS?

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ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
ELEMENTS Brochure
PDF Version
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adversely impacted.
Is there a minimum trade size for ELEMENTS?
There is currently no minimum trading size for ELEMENTS via a broker or a financial advisor on the relevant U.S. securities exchange. However, the issuer will require investors to have a minimum number of units to offer ELEMENTS for repurchase on a daily or weekly basis (as specified in each ELEMENTS prospectus)
How can ELEMENTS be offered for repurchase by the issuer prior to the maturity date?
The procedures to offer ELEMENTS for repurchase by the issuer are specified in each ELEMENTS prospectus.
Do ELEMENTS make interest payments and/or dividend distributions?
ELEMENTS do not make interest payments or dividend distributions. ELEMENTS are designed to provide investors with a return that is linked to the performance of an underlying index less the investor fee.
Do ELEMENTS offer principal protection?
ELEMENTS do not offer principal protection. However, investors will receive the performance of the index to which the ELEMENTS are linked less the investor fee. The index may go up or down. Because the investor fee reduces the amount of return at maturity or upon repurchase, the underlying index must increase in order for an investor to receive at least the principal amount invested at maturity or upon repurchase by the issuer.
Are ELEMENTS registered with the Securities and Exchange Commission?
Yes, ELEMENTS are registered under the Securities Act of 1933. ELEMENTS are not required to be registered with the SEC under the Investment Company Act of 1940
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ELEMENTS

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About ELEMENTS – Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure | PDF Version | Printable Format

Are ELEMENTS registered with the Securities and Exchange Commission?
Yes, ELEMENTS are registered under the Securities Act of 1933. ELEMENTS are not required to be registered with the SEC under the Investment Company Act of 1940.

Do ELEMENTS have voting rights?
ELEMENTS are debt securities and have voting rights only for the changes to their terms.

For commodity-based ELEMENTS, are ELEMENTS regulated by the CFTC (Commodity Futures Trading Commission)?
No. ELEMENTS are debt securities issued by a highly rated corporate issuer. However, futures contracts underlying the relevant market index may be regulated by the CFTC.

Is a Series 3 license required to sell ELEMENTS linked to commodity indexes?
A broker or financial advisor does not need to have a Series 3 license to sell ELEMENTS.

How does one find ELEMENTS market (trading) prices?
Information on ELEMENTS market (trading) prices will be available through customary news and financial information media sources.

Information regarding ELEMENTS market (trading) prices can also be found on Bloomberg by typing the relevant ELEMENTS trading symbol, then <Equity>, then <Go>. Investors should contact their brokers or financial advisors to obtain bid and ask prices.

Trading

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About ELEMENTS – Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure PDF Version Printable Format

Trading

Where are ELEMENTS listed?
ELEMENTS will be listed on a U.S. securities exchange.

How can an investor buy or sell ELEMENTS?
ELEMENTS are listed on a U.S. securities exchange and can be bought and sold under a designated ticker symbol during trading hours through a broker or financial advisor. An investor should consult their broker or financial advisor for more information.

When can an investor buy or sell ELEMENTS?
ELEMENTS can be bought or sold through a broker or financial advisor anytime during which the relevant U.S. securities exchange is open for business.

Can ELEMENTS be shorted?
Yes, on an uptick or a downtick and subject to the ability to locate shares to borrow. With short sales, an investor risks paying more for a security than the amount one received from its sale.

ELEMENTS Products

What ELEMENTS are currently available?

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About ELEMENTS – Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure | PDF Version | Printable Format

ELEMENTS Products

What ELEMENTS are currently available?
Click here to see the current offerings.

ELEMENTS Partners

Who are ELEMENTS Partners?
ELEMENTS are exchange-traded notes brought to the market through partnerships among **Index Providers**, **Investment Grade Issuers**, **Distributors** and **Securities Exchanges.**

Index Providers develop unique and robust total return market indices to be used in connection with ELEMENTS. Investors will get access to these indices via ELEMENTS, which are debt securities of Investment Grade Issuers. Distributors bring ELEMENTS to brokerage firms, so individual investors can easily access ELEMENTS via a broker or financial advisor. All ELEMENTS will be listed on a U.S. Securities Exchange.

How can an investor find out more information about these partners?
Click here to learn more about the ELEMENTS Partners.

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About ELEMENTS – Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure PDF Version Printable Format

Tax

What makes ELEMENTS a tax-efficient investment option?
ELEMENTS are intended to provide a tax-efficient means to invest. Unlike mutual funds that may be required to make taxable distributions to shareholders, ELEMENTS currently available will not make taxable distributions. This enables investors to control the timing of taxable events related to their investment in ELEMENTS. Under the intended tax treatment, ELEMENTS should not be treated as debt for U.S. federal income tax purposes, so there should be no interest inclusions or OID on ELEMENTS.

Investors should note that the generally intended tax treatment discussed above may not apply to all ELEMENTS, and that the expected tax treatment of particular ELEMENTS will depend on the specific nature and terms of those ELEMENTS. The tax summary provided in the disclosure document for particular ELEMENTS will supersede, and should be read to replace, the above discussion in respect of those ELEMENTS. In evaluating any potential investment in ELEMENTS, investors should refer to, and carefully consider, the tax summary in the relevant disclosure document for particular ELEMENTS, and should consult their own tax advisers regarding the tax consequences to them of an investment in those ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ELEMENTS.

How is the tax treatment of ELEMENTS different from that of a traditional bond?
ELEMENTS based on stock or commodities indices should be treated as prepaid contracts for tax purposes. In contrast, corporate bonds are normally treated as debt for tax purposes, which means that interest payments on typical corporate bonds are treated as income and principal payments are treated as return of capital. Any debt instrument that is issued at a discount to its face value (principal amount) is considered to have implicit interest (that is, the difference between the price paid and the face value is considered interest that amortizes over the life of

Prospectuses | Legal Information | Privacy Statement

In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important

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About ELEMENTS – Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure PDF Version Printable Format

consequences to them of an investment in those ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ELEMENTS.

How is the tax treatment of ELEMENTS different from that of a traditional bond?
ELEMENTS based on stock or commodities indices should be treated as prepaid contracts for tax purposes. In contrast, corporate bonds are normally treated as debt for tax purposes, which means that interest payments on typical corporate bonds are treated as income and principal payments are treated as return of capital. Any debt instrument that is issued at a discount to its face value (principal amount) is considered to have implicit interest (that is, the difference between the price paid and the face value is considered interest that amortizes over the life of the instrument), which is referred to as OID and treated as ordinary income. Because under the intended tax treatment of ELEMENTS should not be treated as debt for U.S. federal income tax purposes, there should be no interest inclusions or OID on ELEMENTS.

ELEMENTS are issued in the form of unsecured debt securities of a corporate issuer—might they also be treated as debt for tax purposes?
The tax treatment of a security as debt or equity does not necessarily follow the form of the security. Where a security in the form of debt lacks certain essential characteristics of debt such as guaranteed repayment of principal investment or interest accrual, and has the economic characteristics of another type of investment the applicable U.S. tax rules generally characterize the security based on its economic terms rather than the labels applied to the security for non-tax purposes.

What is a prepaid contract?
A prepaid contract is a financial instrument, such as a forward contract. The owner of a prepaid contract pays an initial amount in order to receive a future contingent payment based on the value of an index or other underlying benchmark at a specified time.

Prospectuses | Legal Information | Privacy Statement

In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.


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About ELEMENTS – Press Releases
ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
ELEMENTS Brochure
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August 02, 2007
ELEMENTS EXCHANGE-TRADED NOTES BEGIN TRADING TODAY – New Platform Expands Range of Market Strategies Available to Investors
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© 2007 MLPF&S Inc. All Rights Reserved.
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ELEMENTS™

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ELEMENTS Partners - Index providers

ELEMENTS are exchange-traded notes brought to the market through industry-wide partnerships among **Index Providers**, **Investment Grade Issuers**, **Distributors** and **Securities Exchanges.**

Index Providers develop unique and robust total return market indices to be used in connection with ELEMENTS. Investors will get access to these indices via ELEMENTS, which are debt securities of Investment Grade Issuers. **Distributors** bring ELEMENTS to brokerage firms, so individual investors can easily access ELEMENTS via a broker or financial advisor. All ELEMENTS will be listed on a U.S. **Securities Exchange**.

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Beeland Interests, Inc.

Beeland Interests, Inc., the publisher of the Rogers International Commodity Index (RICI) and its sub-indices (the Indices), is owned and controlled by James Beeland Rogers, Jr (Jim Rogers.) The RICI and the Indices are overseen and managed by a committee (RICI Committee). Jim Rogers chairs the RICI Committee and controls its decisions. Jim Rogers co-founded the Quantum Fund, a global investment partnership, with George Soros. He taught finance at Columbia University Graduate School of Business and is a media commentator worldwide. He is the author of Adventure Capitalist, Investment Biker and Hot Commodities.

BNP Paribas (BNP)

BNP Paribas is one of the world's top 15 banks in terms of market capitalization. The Bank employs 140,000 in over 85 countries on six continents with 15,000 employees in the United States. An equity derivatives pioneer and industry leader, BNP Paribas engineers many of the most sophisticated equity and fund derivatives structured products in the market today. BNP Paribas has been recognized for its leadership and innovation in equity derivatives and has won some of the most prestigious industry awards.

Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 250,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has

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- Issuers
- Distributors
- Exchanges

ELEMENTS are exchange-traded notes brought to the market through industry-wide partnerships among **Index Providers**, **Investment Grade Issuers**, **Distributors** and **Securities Exchanges.**

Index Providers develop unique and robust total return market indices to be used in connection with ELEMENTS. Investors will get access to these indices via ELEMENTS, which are debt securities of Investment Grade Issuers. **Distributors** bring ELEMENTS to brokerage firms, so individual investors can easily access ELEMENTS via a broker or financial advisor. All ELEMENTS will be listed on a U.S. **Securities Exchange**.

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(RICI) and its sub-indices (the Indices), is owned and controlled by James Beeland Rogers, Jr (Jim Rogers.) The RICI and the Indices are overseen and managed by a committee (RICI Committee). Jim Rogers chairs the RICI Committee and controls its decisions. Jim Rogers co-founded the Quantum Fund, a global investment partnership, with George Soros. He taught finance at Columbia University Graduate School of Business and is a media commentator worldwide. He is the author of Adventure Capitalist, Investment Biker and Hot Commodities.

BNP Paribas (BNP)

BNP Paribas is one of the world's top 15 banks in terms of market capitalization. The Bank employs 140,000 in over 85 countries on six continents with 15,000 employees in the United States. An equity derivatives pioneer and industry leader, BNP Paribas engineers many of the most sophisticated equity and fund derivatives structured products in the market today. BNP Paribas has been recognized for its leadership and innovation in equity derivatives and has won some of the most prestigious industry awards.

Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 250,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 16 countries and minority ownership positions in companies based in three other countries.

Prospectuses | Legal Information | Privacy Statement

In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.

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ELEMENTS Partners - Issuers
ELEMENTS are exchange-traded notes brought to the market through industry-wide partnerships among Index Providers, Investment Grade Issuers, Distributors and Securities Exchanges.
Index Providers develop unique and robust total return market indices to be used in connection with ELEMENTS. Investors will get access to these indices via ELEMENTS, which are debt securities of Investment Grade Issuers. Distributors bring ELEMENTS to brokerage firms, so individual investors can easily access ELEMENTS via a broker or financial advisor. All ELEMENTS will be listed on a U.S. Securities Exchange.
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Deutsche Bank
Deutsche Bank Aktiengesellschaft is a stock corporation organized under the laws of Germany and is the parent company of a group consisting of banks, capital market companies, fund management companies, a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. Deutsche Bank offers a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world. It is the largest bank in Germany and one of the largest financial institutions in Europe and the world measured by total assets.
Swedish Export Credit Corporation.
Swedish Export Credit Corporation (SEK) provides access to financial solutions for export and infrastructure. The main businesses include export credits, lending, structured financing, project financing, leasing, capital markets products, and financial advisory services. Targeted to investors all over the globe, SEK issues interest rate, FX, equity, commodities and credit linked notes. SEK is known for its flexible approach to funding, and it is also an experienced issuer of plain vanilla benchmark bonds in the international capital markets. SEK was founded in 1962 and is owned by the Swedish state.
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ELEMENTS Partners - Distributors

ELEMENTS are exchange-traded notes brought to the market through industry-wide collaboration among **Index Providers**, **Investment Grade Issuers**, **Distributors** and **Securities Exchanges**.

Index Providers develop unique and robust total return market indices to be used in connection with ELEMENTS. Investors will get access to these indices via ELEMENTS, which are debt securities of Investment Grade **Issuers**. **Distributors** bring ELEMENTS to brokerage firms, so individual investors can easily access ELEMENTS via a broker or financial advisor. All ELEMENTS will be listed on a U.S. **Securities Exchange**.

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Merrill Lynch, Pierce, Fenner & Smith Incorporated (MLPF&S)

MLPF&S is one of the worlds leading broker-dealers. MLPF&S, together with its affiliates (the Company), provides investment, financing, and related services to individuals and institutions on a global basis. Services provided to clients include securities brokerage, trading, and underwriting; investment banking, strategic advisory services, including mergers and acquisitions, and other corporate finance activities; origination, brokerage, dealer and related activities in swaps, options, forwards, exchange-traded futures, other derivatives and foreign exchange products; securities clearance and settlement financing services and investment advisory and related record keeping services. The Company is a wholly-owned subsidiary of Merrill Lynch & Co., Inc.

Nuveen Investments (Nuveen)

Nuveen Investments provides high-quality investment services designed to help secure the long-term goals of institutions and high-net-worth investors as well as the consultants and financial advisors who serve them. Nuveen markets its highly specialized investment teams, each with its own brand-name and area of expertise: NWQ, specializing in value-style equities; Nuveen, focused on fixed income investments; Santa Barbara, committed to growth equities; Tradewinds, specializing in global value equities; Rittenhouse, dedicated to blue-chip growth equities; and Symphony, with expertise in alternative investments as well as equity and income portfolios.
Merrill Lynch owns a substantial equity interest in the holding company of Nuveen Investments, Inc., whose investment adviser affiliates include Nuveen, Rittenhouse, NWQ, Tradewinds, Symphony and Santa Barbara.

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ELEMENTS
Index Providers
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ELEMENTS Partners - Exchanges
ELEMENTS are exchange-traded notes brought to the market through industry-wide collaboration among Index Providers, Investment Grade Issuers, Distributors and Securities Exchanges.
Index Providers develop unique and robust total return market indices to be used in connection with ELEMENTS. Investors will get access to these indices via ELEMENTS, which are debt securities of Investment Grade Issuers. Distributors bring ELEMENTS to brokerage firms, so individual investors can easily access ELEMENTS via a broker or financial advisor. All ELEMENTS will be listed on a U.S. Securities Exchange.
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American Stock Exchange® (AMEX®)
The American Stock Exchange® (Amex®) offers trading across a full range of equities, options and exchange traded funds, including structured products and HOLDRS℠. The Amex is also one of the largest options exchanges in the U.S., trading options on broad-based and sector indexes as well as domestic and foreign stocks.
New York Stock Exchange® (NYSE®)
The NYSE® is the worlds largest and most liquid cash equities exchange. The NYSE provides a reliable, orderly, liquid and efficient marketplace where investors buy and sell listed companies common stock and other securities.
New York Stock Exchange ARCA℠ (NYSE ARCA℠)
NYSE Arca℠ is a globally recognized, fully electronic platform that trades, on average, a billion shares per day. NYSE Arca is affiliated with NYSE, through their common parent NYSE Euronext.
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ELEMENTS
Contact Us
If you have a question or would like to request additional information about ELEMENTS, please feel free to contact us.
Customer Support
1-877-ETN-ADVICE (386-2384)
M-F 8 am – 5 pm ET
Media Inquiries
media@elementsetn.com
© 2007 MLPF&S Inc. All Rights Reserved.
Prospectuses | Legal Information | Privacy Statement
In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.
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Prospectuses | Legal Information | Privacy Statement
In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of
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ELEMENTS

Online Privacy Statement

The confidentiality of personal information is paramount. We maintain high standards to safeguard personal information, and will remain vigilant in protecting that information and in using it in a fair and lawful manner.

To what does this Online Privacy Statement apply?

This Online Privacy Statement applies to the personal information that we collect from or about you via this Web site (this "Site"). This Site may contain links to other Web sites, and this Online Privacy Statement does not apply to those sites. If you link to any of those sites, we recommend that you review their privacy policies.

What personal and technical information do we collect via this Site?

This Site will collect personal information that you voluntarily provide, such as your name, address, telephone number or e-mail address. This Site may also collect information on what country you are accessing this Site from and your preferences, such as language selection, information on which pages within this Site you visit, and certain technical information regarding your computer and operating systems, such as your Internet protocol address, domain name and system configurations and settings. We will not know who you are unless you tell us.

Global Privacy Pledge

The Global Privacy Pledge explains our privacy commitment and practices. It identifies the personal information that we collect and hold, and describes how we use, share and secure it.

How do we use cookies?

On this Site, we may use cookies or other technology to gather information about Site usage to help us improve the content, usability and functionality of this Site, and to remember certain user attributes (such as the country you are accessing this Site from and your language selection). This helps us better tailor this Site for users and better understand how many new and repeat users visit this Site, which features or pages are most popular, and user browsing and usage patterns.

How do we use personal information that we collect via this Site?

We will use the personal information that we collect from you via this Site to contact you concerning the ELEMENTS products.

Verifying the accuracy of personal information

We endeavor to keep our records of your personal information current and complete. If you become aware of any discrepancies in your personal information collected via this Site, please contact us as directed at the the end of this

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The Global Privacy Pledge explains our privacy commitment and practices. It identifies the personal information that we collect and hold, and describes how we use, share and secure it.

How do we use cookies?

On this Site, we may use cookies or other technology to gather information about Site usage to help us improve the content, usability and functionality of this Site, and to remember certain user attributes (such as the country you are accessing this Site from and your language selection). This helps us better tailor this Site for users and better understand how many new and repeat users visit this Site, which features or pages are most popular, and user browsing and usage patterns.

How do we use personal information that we collect via this Site?

We will use the personal information that we collect from you via this Site to contact you concerning the ELEMENTS products.

Verifying the accuracy of personal information

We endeavor to keep our records of your personal information current and complete. If you become aware of any discrepancies in your personal information collected via this Site, please contact us as directed at the the end of this Online Privacy Statement, and we will make the necessary corrections.

Changes to this Online Privacy Statement

If we materially change our privacy policies or practices, we will also change this Online Privacy Statement to notify you of such changes.

What should you know about e-mail?

We recommend that you not send us any individual personal information via nonsecure methods of communication, including via public electronic communication channels, such as Internet e-mail, which are generally not secure.

Whom should you contact if you have questions about this Online Privacy Statement?

If you have any questions regarding this Online Privacy Statement, our Privacy Policy or our privacy-related practices, please contact us by phone at **877-222-7952**. You can also contact us by mail at:

Merrill Lynch & Co., Inc.
Attention : General Counsel, Reference: Privacy
4 World Financial Center
New York, NY , 10080

Online Privacy Statement: Last updated 03/2007

Prospectuses | Legal Information | Privacy Statement

In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.

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ELEMENTS

Important Legal Information

Please read

General Information

The information provided on this website is not intended for distribution to, or use by, any person or entity outside the Unites States or in any jurisdiction where such distribution or use would be contrary to law or regulation or which would subject the distributors of this product or their affiliates to any registration requirement within such jurisdiction. Some products and services may not be available in all jurisdictions or to all persons.

The information on these securities is not, and is not intended to be, a complete discussion of all material information about the securities. If you are considering an investment in any of these products, you should carefully read the relevant prospectus, prospectus supplement, pricing supplement or other offering document prior to making a purchase. The information on these securities does not constitute a specific recommendation to buy any security. The investments referenced do not take into account the investment objectives, financial situation or particular needs of any specific person.

The content of this website has been prepared based upon sources, materials and systems believed to be reliable and accurate and are provided to you on an "as is" basis. Any content relating to a specific issuance of any securities contained on the ELEMENTS Products page or elsewhere through out this website, is subject to change or cancellation without prior notice. It is your responsibility to verify any information contained in this website before making an investment decision.

Special Considerations respecting ELEMENTS

For a comprehensive list of risk factors associated with each ELEMENTS product, please refer to the disclosure document provided by your financial advisor or broker. The applicable prospectus for a series of ELEMENTS sets forth the specific risks associated therewith. An investment in ELEMENTS involves risks, including possible loss of principal. ELEMENTS are exchange traded notes and are unsecured obligations of the issuer specified in the relevant ELEMENTS prospectus. They have NO principal protection and thus may be riskier than other ordinary unsecured debt securities. The return on ELEMENTS is linked to the performance of a particular market index and therefore any investment will carry risks similar to an investment in the components of that index. Prices associated with these index components may change unpredictably, affecting the value of the index and thus the value of the particular ELEMENTS. Investing in the ELEMENTS is not equivalent to investing directly in the index components or the relevant index itself.

The market value of ELEMENTS may be influenced by many unpredictable factors, including market conditions affecting the underlying index components relevant to the specific ELEMENTS. Other factors, including the actual or perceived creditworthiness of the issuer, interest rates and general economic, financial, political, regulatory or judicial events will

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is not equivalent to investing directly in the index components or the relevant index itself.

The market value of ELEMENTS may be influenced by many unpredictable factors, including market conditions affecting the underlying index components relevant to the specific ELEMENTS. Other factors, including the actual or perceived creditworthiness of the issuer, interest rates and general economic, financial, political, regulatory or judicial events will affect the value of ELEMENTS. Risks include issuer risks and no interest payments. A trading market for a particular series of ELEMENTS may not develop. Affiliates of certain issuers and the broker-dealers distributing ELEMENTS may engage in limited purchase and resale transactions However, they are not required to do so and, if they engage in such transactions, they may stop at any time. The investor fee payable annually in respect of any series of ELEMENTS will reduce the amount of your return at maturity or upon repurchase by the issuer.

Brokerage commissions will apply to purchases and sales of the ELEMENTS in the secondary market. The sale, repurchase by the issuer or maturity of the ELEMENTS will generate tax consequences. The trading prices of a particular series of ELEMENTS will reflect changes in their intrinsic value as well as market supply and demand, and the credit rating of the particular issuer. Investments denominated in a foreign currency are subject to fluctuations in foreign currency exchange rates that may have a positive or negative effect on the return of an investment.

Unless otherwise stated, any pricing information in this website is indicative only, is subject to change and is not an offer to deal. Where relevant, the price quoted is exclusive of tax and delivery costs and commissions. Any reference to the terms of executed transactions should be treated as preliminary.

Neither the issuers involved in any particular series of ELEMENTS nor any distributor thereof, including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nuveen Investments, LLC are providing tax advice and nothing contained herein should be construed as such. Any discussion of U. S. tax matters contained herein is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U. S. tax -related penalties.

This information is not a research publication. Any research summary will be identified as such and is subject to specific disclaimers associated with that report. The issuers of ELEMENTS featured herein, the distributors of ELEMENTS and any of their respective affiliates may trade for their own accounts in any of the securities of issuers mentioned herein or in related investments, and may also from time to time perform or solicit investment banking or other services for, or from, any entity mentioned herein.

Each issuer will have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should carefully read the prospectus in that registration statement and other documents that the issuer has filed with the SEC relating to such offering for more complete information about that issuer and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov or by visiting the ELEMENTS website at www.ELEMENTSetn.com Alternatively, the issuer, any agent or any dealer participating in the particular offering will arrange to send you the prospectus and other documents relating to any such offering upon your calling toll-free 1-877-ETN-ADVICE (386-2384). You can also ask your broker or financial advisor to provide you with the prospectus and other documents.

Merrill Lynch owns a substantial equity interest in the holding company of Nuveen Investments, Inc., whose investment adviser affiliates include Nuveen, Rittenhouse, NWQ, Tradewinds, Symphony and Santa Barbara.

Information about Various Indices Associated with ELEMENTS

Beeland Interests, Inc. has consented to the use of the Rogers International Commodity Index and subindices, in exchange for a fee, in connection with the issuance of the ELEMENTS.

Beeland Interests, Inc. is under no obligation to continue the Rogers International Commodity Index. The ELEMENTS are

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Information about Various Indices Associated with ELEMENTS

Beeland Interests, Inc. has consented to the use of the Rogers International Commodity Index and subindices, in exchange for a fee, in connection with the issuance of the ELEMENTS.

Beeland Interests, Inc. is under no obligation to continue the Rogers International Commodity Index. The ELEMENTS are not sponsored, endorsed, sold or promoted by Beeland Interests, Inc. No inference should be drawn from the information contained in this website that Beeland Interests, Inc. makes any representation or warranty, implied or express, to the issuer, the holder of the ELEMENTS or any member of the public regarding the advisability of investing in securities generally or in the ELEMENTS in particular or the ability of the ELEMENTS to track general commodity market performance. Beeland Interests, Inc. has no obligation to take the needs of the issuer or the holders of the ELEMENTS into consideration in determining or composing the Rogers International Commodity Index. Beeland Interests, Inc. is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the ELEMENTS to be issued or in the determination or calculation of the equation by which the ELEMENTS are to be settled in cash. Beeland Interests, Inc. has no obligation or liability in connection with the administration or marketing of the ELEMENTS.

ELEMENTS℠ are not sponsored, endorsed, sold or promoted by Beeland Interests, Inc. or James Beeland Rogers, Jr.

Neither Beeland Interests, Inc. nor James Beeland Rogers, Jr. makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this website, or the advisability of investing in securities or commodities generally, or in the ELEMENTS℠ or in futures particularly.

NEITHER BEELAND INTERESTS, INC. NOR ANY OF ITS AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR THE ROGERS INTERNATIONAL COMMODITY INDEX ("RICI") OR ANY DATA INCLUDED THEREIN. SUCH PERSON SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE ELEMENTS℠, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, ANY DATA INCLUDED THEREIN OR THE ELEMENTS℠. NEITHER BEELAND INTERESTS, INC. NOR ANY OF ITS AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RICI, AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS, INC. OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

BNP Paribas has consented to the use of the S&P Custom/BNP Paribas –
SPECTRUM US Sector Momentum Index™, in exchange for a fee, in connection with the issuance of the ELEMENTS.

"SPECTRUM LARGE CAP U.S. SECTOR MOMENTUM INDEX™ DEVELOPED BY BNP PARIBAS, S&P CUSTOM/BNP PARIBAS – SPECTRUM US SECTOR MOMENTUM INDEX™, SPECTRUM INDEX™ AND SPECTRUM MOMENTUM INDEX™ ARE SERVICE MARKS OF BNP PARIBAS AND HAVE BEEN LICENSED FOR USE BY MLPF&S.

THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY BNP, ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS, S&P OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING THE INDEX (COLLECTIVELY, THE "BNP PARTIES"). THE INDEX IS THE EXCLUSIVE PROPERTY OF BNP. S&P CUSTOM/BNP PARIBAS – SPECTRUM US SECTOR MOMENTUM INDEX™ IS A SERVICE MARK OF BNP OR ITS AFFILIATES AND HAS BEEN LICENSED FOR USE FOR CERTAIN PURPOSES. THE SECURITIES HAVE NOT BEEN PASSED ON BY ANY OF THE BNP PARTIES AS TO THEIR LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE BNP PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE SECURITIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE BNP PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO SEK OR THE OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS

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PROPERTY OF BNP. S&P CUSTOM/BNP PARIBAS – SPECTRUM US SECTOR MOMENTUM INDEX™ IS A SERVICE MARK OF BNP OR ITS AFFILIATES AND HAS BEEN LICENSED FOR USE FOR CERTAIN PURPOSES. THE SECURITIES HAVE NOT BEEN PASSED ON BY ANY OF THE BNP PARTIES AS TO THEIR LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE BNP PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE SECURITIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE BNP PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO SEK OR THE OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN THE SECURITIES PARTICULARLY, OR THE ABILITY OF THE INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. BNP OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE INDEX WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO THE SECURITIES OR THE ISSUER OR THE OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY. NONE OF THE BNP PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR THE OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEX. NONE OF THE BNP PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION FOR WHICH THE SECURITIES MAY BE REPURCHASED. NONE OF THE BNP PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR THE OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES. BNP'S ONLY RELATIONSHIP TO THE ISSUER IS WITH RESPECT TO CERTAIN TRADEMARKS AND TRADE NAMES OF BNP AND THE INDEX, WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO THE ISSUER OR THE SECURITIES.

ALTHOUGH THE BNP PARTIES SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCES THAT THE BNP PARTIES CONSIDER RELIABLE, NONE OF THE BNP PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER OF THE SECURITIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE BNP PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE INDEX OR ANY DATA INCLUDED THEREIN. THE BNP PARTIES SHALL HAVE NO LIABILITY TO LICENSEE, SUB-LICENSEE OR ANY THIRD PARTY FOR ANY ACT OR FAILURE TO ACT BY IT IN CONNECTION WITH THE DETERMINATION, ADJUSTMENT, CALCULATION OR MAINTENANCE OF THE INDEX. FURTHER, NONE OF THE BNP PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE BNP PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO THE INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE BNP PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE) CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES. NO PURCHASER, SELLER OR HOLDER OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, SHOULD USE OR REFER TO ANY BNP TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE SECURITIES WITHOUT FIRST CONTACTING BNP TO DETERMINE WHETHER BNP'S PERMISSION IS REQUIRED. UNDER NO CIRCUMSTANCES MAY ANY PERSON OR ENTITY CLAIM ANY AFFILIATION WITH BNP WITHOUT THE PRIOR WRITTEN PERMISSION OF BNP.

THE BNP PARTIES, THE ISSUER AND THEIR RESPECTIVE AFFILIATES ACKNOWLEDGE THAT THEY AND THEIR RESPECTIVE AFFILIATES MAY BE ABLE TO AFFECT OR INFLUENCE THE DETERMINATION, ADJUSTMENT OR MAINTENANCE OF THE INDEX. THE BNP PARTIES, SEK AND THEIR RESPECTIVE AFFILIATES MAY DEAL IN ANY OBLIGATIONS OF ANY OF THE COMPANIES THAT COMPOSE THE INDEX, AND MAY, WHERE PERMITTED, ACCEPT DEPOSITS FROM, MAKE LOANS OR OTHERWISE EXTEND CREDIT TO, AND GENERALLY ENGAGE IN ANY KIND OF COMMERCIAL OR INVESTMENT BANKING OR OTHER BUSINESS WITH, SUCH COMPANIES OR AFFILIATES OF SUCH

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THE BNP PARTIES, THE ISSUER AND THEIR RESPECTIVE AFFILIATES ACKNOWLEDGE THAT THEY AND THEIR RESPECTIVE AFFILIATES MAY BE ABLE TO AFFECT OR INFLUENCE THE DETERMINATION, ADJUSTMENT OR MAINTENANCE OF THE INDEX. THE BNP PARTIES, SEK AND THEIR RESPECTIVE AFFILIATES MAY DEAL IN ANY OBLIGATIONS OF ANY OF THE COMPANIES THAT COMPOSE THE INDEX, AND MAY, WHERE PERMITTED, ACCEPT DEPOSITS FROM, MAKE LOANS OR OTHERWISE EXTEND CREDIT TO, AND GENERALLY ENGAGE IN ANY KIND OF COMMERCIAL OR INVESTMENT BANKING OR OTHER BUSINESS WITH, SUCH COMPANIES OR AFFILIATES OF SUCH COMPANIES, AND MAY ACT WITH RESPECT TO SUCH BUSINESS AS IF THE INDEX DID NOT EXIST, REGARDLESS OF WHETHER SUCH ACTION MIGHT ADVERSELY AFFECT THE INDEX OR THE SECURITIES.

STANDARD & POOR'S DOES NOT GUARANTEE THE ACCURACY AND/OR COMPLETENESS OF THE S&P CUSTOM/BNP PARIBAS – SPECTRUM US SECTOR MOMENTUM INDEX™, ANY DATA INCLUDED THEREIN, OR ANY DATA FROM WHICH IT IS BASED, AND STANDARD & POOR'S SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. STANDARD & POOR'S MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED FROM THE USE OF THE S&P CUSTOM/BNP PARIBAS – SPECTRUM US SECTOR MOMENTUM INDEX™. STANDARD & POOR'S MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P CUSTOM/BNP PARIBAS – SPECTRUM US SECTOR MOMENTUM INDEX™ OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STANDARD & POOR'S HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. BNP PARIBAS HAS DEVELOPED, MAINTAINED AND IS RESPONSIBLE FOR THE METHODOLOGY THAT IS EMPLOYED IN CONNECTION WITH THE S&P CUSTOM/BNP PARIBAS – SPECTRUM US SECTOR MOMENTUM INDEX™. STANDARD AND POOR'S ROLE IS LIMITED TO PROVIDING CONSULTING SERVICES TO BNP PARIBAS AND PERFORMING CALCULATIONS AND DATA DISTRIBUTION IN CONNECTION WITH THE INDEX.

STANDARD & POOR'S DOES NOT SPONSOR, ENDORSE, SELL, OR PROMOTE ANY INVESTMENT FUND OR OTHER VEHICLE THAT IS OFFERED BY THIRD PARTIES AND THAT SEEKS TO PROVIDE AN INVESTMENT RETURN BASED ON THE RETURNS OF THE S&P CUSTOM/BNP PARIBAS – SPECTRUM US SECTOR MOMENTUM INDEX.

Morningstar, Inc. has consented to the use of the Morningstar® Wide-Moat FocusSM Total Return Index, in exchange for a fee, in connection with the issuance of the ELEMENTS.

The Securities are not sponsored, endorsed, sold or promoted by the Index Sponsor (including its affiliates). Morningstar, Inc. has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Securities. Morningstar, Inc. makes no representation or warranty, express or implied to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the Index to track general stock market performance. Morningstar, Inc. has no obligation to take the needs of Deutsche Bank AG or the holders of the Securities into consideration in determining, composing or calculating the Index. Morningstar, Inc. is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. Morningstar, Inc. has no liability in connection with the administration, marketing or trading of the Securities.

MORNINGSTAR, INC. DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND MORNINGSTAR, INC. SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. MORNINGSTAR, INC. MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. MORNINGSTAR, INC. MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MORNINGSTAR, INC. HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN DEUTSCHE BANK AG AND MORNINGSTAR, INC. IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE SECURITIES OR ANY THIRD PARTIES.

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The contents of this website have been prepared based on sources, materials and systems believed to be reliable and accurate and are provided to you on an "AS IS" AND "AS AVAILABLE" basis. THERE IS NO GUARANTEE OF THE ACCURACY, VALIDITY, TIMELINESS, MERCHANTABILITY, FITNESS OR COMPLETENESS OF THE INFORMATION AND DATA. ANY WARRANTIES, WHETHER EXPRESS OR IMPLIED, OR ANY STATUTORY WARRANTIES OF ANY KIND ARE HEREBY DISCLAIMED.

In no event shall the issuers of ELEMENTS featured in this website, the distributors of the ELEMENTS products and their respective affiliates be liable for any damages, including without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses arising in connection with this website or the use thereof or in connection with any failure of performance, error, omission, interruption, defect, line or system failure even if any of the above parties are advised of the possibility.

THE ISSUERS OF ELEMENTS FEATURED IN THIS WEBSITE, THE DISTRIBUTORS OF THE ELEMENTS AND THEIR AFFILIATES SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE THAT COULD RESULT FROM RESPECTIVE INTERCEPTION BY THIRD PARTIES OF ANY INFORMATION MADE AVAILABLE TO YOU VIA THIS WEBSITE.

Use of Links

Should you leave this site via a link contained herein, you do so at your own risk. The content to which you link will not have been developed, checked for accuracy, or otherwise reviewed by any of the issuers of ELEMENTS or any distributor thereof. Such persons are not responsible for damages or losses caused by any delays, defects or omissions that may exist in the services, information or other content provided in such website, whether actual, alleged, consequential or punitive. There are no guarantees or representations made as to, and no liability shall be taken for, any electronic content delivered by any third party, including, without limitation, the accuracy, subject matter, quality or timeliness of any electronic content.

Copyright or Other Notices

This website is for your personal use. You may not copy, publish, distribute, transfer, modify, display, reproduce, and or create any derivative works from the information or software on this site. You may not use "framing" or similar technology with the site. If you download any information or software from this site, you agree that you will not copy it or remove or obscure any copyright or other notices or legends contained in any such information.

Procedure for Making Claims of Copyright Infringement

Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliated companies respect the intellectual property of others and ask that our users and those posting content to this site do the same. It is our policy to respond expeditiously to claims of intellectual property infringement by promptly processing and investigating notices of alleged infringement and taking appropriate actions under the Digital Millennium Copyright Act ("DCMA") and other applicable intellectual property laws. If you believe that your copyrighted work is accessible on this site in a way that constitutes copyright infringement, you may notify us by providing our Copyright Agent with the following information: 1) the electronic or physical signature of the owner of the copyright or of the person authorized to act on the owner's behalf; 2) identification of the copyrighted work or other intellectual property that you claim is being infringed; 3) identification of the material that you claim is infringing; 4) identification of the URL or other specific location on this site where the material that you claim is infringing is located (please be as specific as possible); 5) your name, address, telephone number, and email address; 6) a statement by you that you have a good faith belief that the disputed use is not authorized by the copyright owner, its agent, or the law; and 7) a statement by you, made under penalty of perjury, that the information in your notice is accurate and that you are the copyright owner or are authorized to act on the copyright owner's behalf.

The Agent for Notice of claims of copyright infringement on this site: Jill Gaffney, Office of General Counsel, Merrill

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THE ISSUERS OF ELEMENTS FEATURED IN THIS WEBSITE, THE DISTRIBUTORS OF THE ELEMENTS AND THEIR AFFILIATES SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE THAT COULD RESULT FROM RESPECTIVE INTERCEPTION BY THIRD PARTIES OF ANY INFORMATION MADE AVAILABLE TO YOU VIA THIS WEBSITE.

Use of Links

Should you leave this site via a link contained herein, you do so at your own risk. The content to which you link will not have been developed, checked for accuracy, or otherwise reviewed by any of the issuers of ELEMENTS or any distributor thereof. Such persons are not responsible for damages or losses caused by any delays, defects or omissions that may exist in the services, information or other content provided in such website, whether actual, alleged, consequential or punitive. There are no guarantees or representations made as to, and no liability shall be taken for, any electronic content delivered by any third party, including, without limitation, the accuracy, subject matter, quality or timeliness of any electronic content.

Copyright or Other Notices

This website is for your personal use. You may not copy, publish, distribute, transfer, modify, display, reproduce, and or create any derivative works from the information or software on this site. You may not use "framing" or similar technology with the site. If you download any information or software from this site, you agree that you will not copy it or remove or obscure any copyright or other notices or legends contained in any such information.

Procedure for Making Claims of Copyright Infringement

Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliated companies respect the intellectual property of others and ask that our users and those posting content to this site do the same. It is our policy to respond expeditiously to claims of intellectual property infringement by promptly processing and investigating notices of alleged infringement and taking appropriate actions under the Digital Millennium Copyright Act ("DCMA") and other applicable intellectual property laws. If you believe that your copyrighted work is accessible on this site in a way that constitutes copyright infringement, you may notify us by providing our Copyright Agent with the following information: 1) the electronic or physical signature of the owner of the copyright or of the person authorized to act on the owner's behalf; 2) identification of the copyrighted work or other intellectual property that you claim is being infringed; 3) identification of the material that you claim is infringing; 4) identification of the URL or other specific location on this site where the material that you claim is infringing is located (please be as specific as possible); 5) your name, address, telephone number, and email address; 6) a statement by you that you have a good faith belief that the disputed use is not authorized by the copyright owner, its agent, or the law; and 7) a statement by you, made under penalty of perjury, that the information in your notice is accurate and that you are the copyright owner or are authorized to act on the copyright owner's behalf.

The Agent for Notice of claims of copyright infringement on this site: Jill Gaffney, Office of General Counsel, Merrill Lynch & Co., Inc., 222 Broadway; 17th floor, New York, NY 10038, (212) 670-0429, jill_gaffney@ml.com. **Please note, this contact is for copyright claims only, and any other matters or inquiries (i.e. non-copyright related matters or inquiries) directed to the above party will not be addressed or responded to.**

Prospectuses | Legal Information | Privacy Statement

In considering ELEMENTS as an investment, an investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.

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